AGJENSIA KOMBETARE E BURIMEVE NATYRORE

Nr. 715 Prot.

Tirane, me 05/05/2009

**To: Mr.Heinz Scholz**
Chairman of the Board
DWM Petroleum AG
Bahnhofstr. 9, P.O.Box 155
CH- 6341 Baar,
Switzerland

**Lenda : Kthim pergjigje lidhur me Marreveshjet Hidrokarbure per Blloqet A-B dhe D-E**

Z. Scholz,

Lidhur me kerkesat e paraqitura prane Agjensise Kombetare te Burimeve Natyrore nga Kompania DWM Petrolium AG, per disa ndryshime ne Marreveshjet Hidrokarbure per blloqet A-B, D-E, kjo Agjensi, me shkresen nr.585 prot, date 03.04.2009, kerkoi mendimin e Ministrit te Ekonomise, Tregetise dhe Energjitikes, si pale ne keto Marreveshje.

Me shkresen nr. 3190/1 prot, date 30.04.2009, ne pergjigje te shkreses siperpermendur, Ministri u shpreh zyrtarisht, lidhur me keto kerkesa, si me poshte vijon:

1. Miratohet kufizimi i programit te punes te parashikuar per fazen e pare te kerkimit ne Marreveshjen Hidrokarbure per blloqet A dhe B dhe konkretisht, nga 300 km punime sizmike te mjaftohen me 190 km profil sizmik;
2. Miratohet kufizimi i programit te punes te parashikuar per fazen e pare te kerkimit per Marreveshjen Hidrokarbure per blloqet D dhe E dhe konkretisht, nga 300 km punime sizmike te rinj te programuar te kryhen 105 km;
3. Nuk miratohet kerkesa juaj per perfshirjen, ne te dyja Marreveshjet Hidrokarbure te siperpermendura, te nje periudhe suspendimi prej jo me shume se 12 muajsh.

Ne keto kushte, bazuar ne Marreveshjet Hidrokarbure per blloqet A-B dhe D-E, ju duhet te vazhdoni realizimin e programit minimal te punes te percaktuar ne keto Marreveshje.

Persa me lart, bazuar ne nenin 4.1.4 te Marreveshjeve Hidrokarbure te siperpermendura, Agjensia Kombetare e Burimeve Natyrore, lidhur me lirimet nga detyimet financiare per keto blloqe, do te njoftoje zyrtarisht Banken Credit Suisse.

Lidhur me Production Sharing Contract (PSC) per blloqet 2 dhe 3, nepermjet shkreses tone nr. 673 prot, date 27.04.2009, ju kerkonim: "...sigloni fletet ne fjale dhe dergojini sa me pare prane Agjensise Kombetare te Burimeve Natyrore.". Edhe nje here ju sjellim ne vemendje se behet fjale per fletet e PSC me klauzolat e ndryshuara, ku pasqyrohen ndryshimet e ligjit "Per sistemin fiskal ne sektorin e hidrokarbureve ".

Duke qene se jemi ne limitet e afateve kohore te procedurave zyrtare te miratuara, lutemi dergimin e tyre brenda dates 08.05.2009 prane Agjensise Kombetare te Burimeve Natyrore. Ne te kundert Agjensia Kombetare Burimeve Natyrore nuk mban pergjegjesi per shkeljen e afateve kohore te percaktuara ne keto procedura.

Ju faleminderit per bashkepunimin.

Me respekt,

/s/ Milo Kuneshka

AKBN LETTERHEAD

Prot No. 715 Tirana , 5th of May 2009

To Mr.Heinz Scholz
Chairman of the Board
DWM Petroleum AG
Banhofstr.9.P.O Box 155
CH-6341 Baar,
Switzerland

Subject: Answer related to PSC for Blocks A-B and D-E

Mr.Scholz,

As per DWM Petroleum AG request deposited to the National Agency of Natural Resources in relation with some changes to PSC for Blocks A-B and D-E, this Agency (my Comment: AKBN), via the letter with Prot no.585, dated 3.04.2009 requested the opinion of the Minister of Economy, Trade and Energy as a party in these Agreements.

In reply to the above-mentioned letter, the Minister gave the official answer to these requests through a letter with Prot no.3190/1, dated 30.04.2009, stating as follows:

1. The reduction of the work program foreseen during the First Exploration Period of the PSC for Blocks A and B approved and concretely from 300 km of seismic works only 190km of seismic profile is sufficient.
2. The reduction of the work program foreseen during the First Exploration Period of the PSC for Blocks D and E approved and concretely from 300 km of newly planned seismic works, only 105 km will be carried out.
3. Your request to include in both the above-mentioned PSCs a Suspension Period not longer than 12 months, is not approved.

In such conditions , based on the PSC for Blocks A- B and D-E , you should continue carrying out the minimal work program as defined in these Agreements.

As per above, based on article 4.1.4 of the above mentioned PSC, the National Agency of Natural Resources will inform Credit Swiss Bank to release the financial obligations related to these blocks.

Regarding the Production Sharing Contract (PSC) for Blocks 2 and 3, through our letter with Prot no.673, dated 27.04.2009, we requested to " ……put initials in the said pages and to deliver immediately to the National Agency of Natural Resources". Once again we

bring to your attention that we are talking about PSC pages containing the changed clauses and which reflect the changes of the law "For the fiscal system in the hydrocarbon sector".

Considering that we are in the time limits of the approved formal procedures, we are pleased to request the delivery of the initial pages to the National Agency of Natural Resources within the 8th of May 2009. Otherwise, the National Agency of Natural Resources will not be responsible for any breaches in the time limits defined in these procedures.

Thank you for the cooperation.

/s/ Milo Kuneshka

With respect

Milo Kuneshka